EXHIBIT 99.2

Digital Locations CEO Rich Berliner Discusses Satellite Industry Growth with Head of SIA

Tom Stroup describes tremendous growth in the satellite industry due to innovation and lower costs

SANTA BARBARA, Calif., June 12, 2023 (GLOBE NEWSWIRE) -- Digital Locations, Inc. (DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that CEO Rich Berliner recently spoke with Tom Stroup, President of the Satellite Industry Association (SIA), about the tremendous growth in the satellite industry due to innovation and lower costs.

The Satellite Industry Association (SIA), formed in 1995, is a trade association that represents the unified voice for the U.S. commercial satellite industry. SIA offices and its staff are located in Washington, D.C.

As President of SIA, Tom Stroup is the trade association’s lead advocate for regulatory and policy issues of critical importance to SIA’s membership, including spectrum and licensing issues, defense and public safety matters, and export control and international trade issues. He also manages the day-to-day operations of SIA, including member communications, staff leadership and organization of SIA sponsored events.

Tom became the president of SIA in December of 2014.

According to Mr. Stroup, “We are experiencing tremendous growth going on now in the satellite industry and in some ways, it reminds me of the early days of the wireless industry. We have lots of new entrants as well as disruptive technology. We see a decline in the costs of manufacturing and launching satellites, much like cost reductions in the wireless industry and the computing industry.”

“Innovation is occurring across all sectors of the industry,” said Mr. Stroup. “Smaller satellites and the capacity that can be put on board individual satellites is much, much greater than in the past. Also, new flat screen antennas are now available for the airline industry and the maritime industry and make it easier to deploy earth stations for broadband services.”

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Mr. Stroup added, “One of the areas of greatest interest now is direct to mobile connectivity from satellites.”

This conversation can be viewed at https://www.youtube.com/watch?v=-4IrVPxNV2w&t=19s

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

Safe Harbor Statement

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Press Contact:

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